Exhibit 10.38

GOEDEKER’S

Trusted since 1951

13850 Manchester Rd. | Ballwin, MO 63011

July 16, 2020

Small Business Community Capital II, L.P. 9W Broad Street

Stamford, CT 06902 Attention: Jay Garcia

Re:	Loan and Security Agreement, dated April 5, 2019 (the “Loan Agreement”), among the 1847 Goedeker Inc. (the “Company”), as borrower, 1847 Goedeker Holdco Inc. and Small Business Community Capital II, L.P. (the “Lender”).

Mr. Garcia:

Reference is made to that certain Letter Agreement, dated June 2, 2020, between the Lender and the Company (the “Letter Agreement”). Capitalized terms not defined herein shall have the meanings assigned to them in the Letter Agreement.

In connection with changes made to certain of the terms of the IPO upon the advice and at the request of Think Equity, the underwriter in the IPO, the Letter Agreement is hereby amended as follows, notwithstanding anything to the contrary contained therein:

1.	The second paragraph of the Letter Agreement is hereby amended to reflect that the Company anticipates offering $10 million of shares of its common stock at a price per share between $9.00 and $11.00.

2.	Section (ii) of the third paragraph of the Letter Agreement is hereby amended to reflect that, in connection with the IPO, the Company plans to effect a 4,750-for-1 forward stock split of the Company’s outstanding common stock to increase the outstanding common stock from 1,000 shares to 4,750,000 shares.
3.	Section (iii) of the third paragraph of the Letter Agreement is hereby amended to reflect that, in connection with the IPO, the Company will reserve 555,000 shares of common stock for issuance under the equity incentive plan referenced therein.
4.	Section (iv) of the third paragraph of the Letter Agreement is hereby amended to reflect that, in connection with the IPO, the Company plans to grant a stock option to Douglas T. Moore, the Company’s Chief Executive Officer, to purchase 263,158 shares of the Company’s common stock at the IPO price per share.
5.	The sixth paragraph of the Letter Agreement is hereby amended to reflect that the Lender agrees to exercise the Warrant to purchase 250,000 shares of the Company’s common stock immediately prior to, and contingent upon, closing of the IPO.

By signing below, the Lender hereby consents and agrees that the Letter Agreement is amended by the terms contained herein, and any provision of the Letter Agreement not so amended remains in full force and effect.

Very truly yours,

1847 Goedeker Inc.

By:	/s/ Douglas T. Moore
Name:	Douglas T. Moore
Title:	Chief Executive Officer

AGREED, CONSENT TO AND ACKNOWLEDGED:

Small Business Community Capital II, L.P.

By:	/s/ Jay Garcia
Name:	Jay Garcia
Title:	Managing Partner

cc:	Alan Roth, Winston & Strawn LLP Louis A. Bevilacqua, Bevilacqua PLLC

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